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Exhibit 3.1(j)

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BEAZER HOMES TEXAS, L.P.

        This Certificate of Limited Partnership of Beazer Homes Texas, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.).

          1.     The name of the Limited Partnership is "Beazer Homes Texas, L.P.".

          2.     The address of the Limited Partnership's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Limited Partnership's registered agent at that address is The Corporation Trust Company.

          3.     The name and business address of the sole general partner is Beazer Homes Texas Holdings, Inc., a Delaware corporation, c/o Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite C-550, Atlanta, Georgia 30342.

        IN WITNESS WHEREOF, the undersigned, as the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed this 26th day of March, 1996.

BEAZER HOMES TEXAS HOLDINGS, INC. GENERAL PARTNER
By:	/s/ DAVID S. WEISS
Name:	/s/ DAVID S. WEISS
Title:	Executive VP and CEO

CERTIFICATE OF MERGER

OF BEAZER HOMES TEXAS, INC.
A TEXAS CORPORATION

WITH AND INTO BEAZER HOMES TEXAS, L.P.
A DELAWARE LIMITED PARTNERSHIP

        THE UNDERSIGNED, pursuant to Section 17-211(c) of the Delaware Revised Uniform Limited Partnership Act hereby certify that:

          1.     Beazer Homes Texas, Inc., a Texas corporation (the "Company"), and Beazer Homes Texas, L.P., a Delaware limited partnership (the "Partnership"), are hereby merged and the Partnership is the surviving entity (the "Surviving Entity").

          2.     An Agreement and Plan of Merger has been approved and executed by each of the Company and the Partnership.

          3.     The name of the Surviving Entity, a Delaware limited partnership, is Beazer Homes Texas, L.P.

          4.     The effective time and date of the Merger is 3:00 p.m., April 1, 1996.

          5.     The Agreement and Plan of Merger is on file at the principal office of the Partnership which is c/o Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite C-550, Atlanta, Georgia 30342.

          6.     A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity on request and without cost to any partner or any domestic limited partnership or any person holding an interest in the Company or the Partnership.

          7.     The Surviving Entity is a domestic limited partnership organized under the laws of the State of Delaware.

        IN WITNESS WHEREOF, this Certificate of Merger has been executed by the Surviving Entity as of the 1st day of April, 1996 and the statements contained therein are affirmed as true under penalties of perjury.

BEAZER HOMES TEXAS, L.P.
By:	Beazer Homes Texas Holdings, Inc. its general partner
By:	/s/ IAN J. MCCARTHY
Name:	Ian J. McCarthy
Title:	CEO and President

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

        1.     Name of Limited Partnership: Beazer Homes Texas, L.P.

        2.     Date of Original filing with Delaware Secretary of State: March 26, 1996

        I, David S. Weiss, Executive Vice President & CFO of Beazer Homes Texas Holdings, Inc., General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

        I do hereby request this limited partnership be restored to Good Standing.

Beazer Homes Texas Holdings, Inc.
/s/ DAVID S. WEISS General Partner or Liquidating Trustee David S. Weiss, Exec Vice President and CFO

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BEAZER HOMES TEXAS, L.P.

        It is hereby certified that:

        FIRST:    The name of the limited partnership (hereinafter called the "partnership") is BEAZER HOMES TEXAS, L.P.

        SECOND:    Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

        The undersigned, a general partner of the partnership, executes this Certificate of Amendment on 5/21, 2002.

/s/ IAN J. MCCARTHY Ian J. McCarthy, General Partner Beazer Homes Texas Holdings, Inc.

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  Exhibit 3.1(j)
CERTIFICATE OF LIMITED PARTNERSHIP OF BEAZER HOMES TEXAS, L.P.